ARTICLES OF DESIGNATION

                             of

            SERIES D CONVERTIBLE PREFERRED STOCK

                             of

                PARAMCO FINANCIAL GROUP, INC.



              Pursuant to Section 78.195 of the
           Revised Statutes of the State of Nevada


    PARAMCO FINANCIAL GROUP, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify that, pursuant to the authority conferred on its board of directors (the "Board of Directors") by its articles of incorporation (the "Articles of Incorporation"), as amended, and in accordance with Section 78.195 of the Revised Statutes of the State of Nevada ("NRS"), the Board of Directors (or, as to certain matters allowed by law, a duly authorized committee thereof) adopted the following resolution establishing a series of 63,000 shares of Preferred Stock of the Corporation designated as "Series D Convertible Preferred Stock."

         RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation (the "Corporation") by the Articles of Incorporation, a series of Preferred Stock, $.001 par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Convertible Preferred Stock

  1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series D Convertible
Preferred Stock," and the number of shares constituting such series shall be 63,000. Such series is referred to herein as the "Convertible Preferred Stock."

  2. Stated Capital. The amount to be represented in stated capital at all times for each share of Convertible Preferred
Stock shall be $.001.

  3. Rank. All shares of Convertible Preferred Stock shall rank equally and ratably with all of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and prior to any preferred stock, par value $.001 per share, now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

  4. Dividends. If any dividend or other distribution payable in cash, securities or other property, including a dividend payable in shares of Common Stock, is declared on the Common Stock, each holder of shares of Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Convertible Preferred Stock then held by such holder are then convertible. No dividend or other distribution shall be declared or paid on the Common Stock unless an equivalent dividend or other distribution that satisfies this Section 4 is declared or paid on the Convertible Preferred Stock.

  5. No Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of any series of preferred stock, having a priority on liquidation superior to that of the Convertible Preferred Stock, the holders of shares of Convertible Preferred Stock shall be entitled to participate with the Common Stock in all of the remaining assets of the Corporation available for distribution to its stockholders, ratably with the holders of Common Stock in proportion to the number of shares of Common Stock held by them, assuming for each holder of Convertible Preferred Stock on the record date for such distribution that each holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Convertible Preferred Stock then held by such holder are then convertible. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 5, shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

  6. Voting Rights. Except as otherwise required by law, each share of outstanding Convertible Preferred Stock shall entitle the holder thereof, on the record date for such vote, the date such vote is taken or the effective date of any written consent of stockholders, to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes which such holder would be entitled on such record date, voting date or effective date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Convertible Preferred Stock then held by such holder are then convertible. Except as otherwise required by law or by these Articles, the holders of shares of Common Stock and Convertible Preferred Stock shall vote together and not as separate classes.

  7.   No Redemption. The shares of Convertible Preferred
Stock are not redeemable.

  8.   Conversion Provisions.

  (a) Conversion at Option of Holders. Provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion, each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the date fixed by the Corporation for redemption or conversion of such share as herein provided, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of 500 shares of Common Stock for each full share of Convertible Preferred Stock.

     For the purpose of these Articles of Designation, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $.001 per share, of the Corporation as of February 12, 2003 subject to adjustment as hereinafter provided.

  (b) Automatic Conversion. Upon the occurrence of a Recapitalization Event, each outstanding share of Convertible Preferred Stock shall automatically be converted, without cost, on the terms set forth in this
  Section into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion. A "Recapitalization Event" shall be deemed to occur upon either (i) effectiveness of a filing in the office of the Secretary of State of Nevada, or such other state in which the Corporation is legally domiciled, of an amendment to (or amendment and restatement of) the Articles of Incorporation or other charter document of the Corporation that increases the number of authorized shares of Common Stock to a sufficient number (after taking into account all shares reserved for issuance by the Board of Directors) so as to enable the conversion of all outstanding shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio then in effect, (ii) a change in the number of authorized shares of capital stock that the Corporation is authorized to issue by any means, including merger for the purpose of a change of corporate domicile, or
  (iii) the effective date of any other corporate action that enables the conversion of all outstanding shares of Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as specified by the Conversion Ratio then in effect.

  (c)  Mechanics of Conversion.

        (i) Optional Conversion. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Convertible Preferred
  Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

        No adjustments in respect of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred
  Stock.

        Any unpaid dividends on shares surrendered for conversion shall be paid upon the conversion of any shares of Convertible Preferred Stock by issuing additional shares of Common Stock with an aggregate value
  (as defined below) equal to all accrued and unpaid dividends on the shares of Convertible Preferred Stock converted.

        The Corporation will, as soon as practicable after such deposit of certificates for Convertible Preferred
  Stock accompanied by the written notice and, compliance with any other conditions herein contained, deliver at the office of the transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common
  Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or person entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common
  Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

        (ii) Automatic Conversion. The Corporation shall give written notice to each holder of a share of Convertible Preferred Stock within ten (10) days after the effectiveness of a Recapitalization Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Corporation or any transfer agent for the Convertible Preferred Stock. Upon such surrender, the
  Corporation shall issue and deliver to each holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled.
  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall the next highest whole number of shares of Common Stock.

        The conversion of shares of Convertible Preferred
  Stock shall be effective simultaneously with the effectiveness of a Recapitalization Event, whether or not the certificates representing such shares of Convertible
  Preferred Stock shall have been surrendered or new certificates representing the shares of Common Stock into which such shares have been converted shall have been issued and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Any dividends or distributions declared but unpaid on the Common Stock to which the Convertible Preferred Stock is entitled pursuant to Section 4 above, shall be paid on the payment date therefore.

  (d) Changes in Conversion Rate. If the outstanding shares of Common Stock or other securities of the Corporation, or both, for which the Convertible Preferred Stock is then convertible at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities for which the Convertible Preferred Stock is then convertible, shall be adjusted only as provided under the terms of the change as approved by a majority vote of the holders of Convertible Preferred Stock.

        The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 8, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

  9.   Protective Provisions.

  (a) Reservation of Shares; Transfer Taxes; Etc. Provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion, the Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

        If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible
  Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national ecurities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

        The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Convertible
  Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (b) Prior Notice of Certain Events. In case:

             (i) The Corporation shall (1) declare any dividend (or any other distribution) on its Common
         Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the than-outstanding shares of Common Stock; or

             (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (c)(i)(1)(B) of this
         Section 8); or (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or
             (iv) of the voluntary or involuntary
         dissolution, liquidation or winding up of the Corporation;

        then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or
  (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

        (c) Class Voting Rights. So long as the Convertible
  Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding
  Convertible Preferred Stock voting separately as a class,
  (i) Amend, alter or repeal (by merger or otherwise) any provision of the Articles of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred
  Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Convertible
  Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Convertible Preferred Stock. A class vote on the part of the Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required
  (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

        The affirmative vote or consent of the holders of a majority of the outstanding Convertible Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Convertible Preferred
  Stock and (ii) the Convertible Preferred Stock is, after such merger, consolidation or compulsory share exchange on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Convertible Preferred Stock as may have been created with the affirmative vote or consent of the holders of at least 66-2/3% of the Convertible Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

  10. Outstanding Shares. For purposes of these Articles of Designation, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; (ii) the effective date of a Recapitalization Event defined in Section 8(b), and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

  11. Securities Not Registered Under the Securities Act of 1933. Neither the shares of Convertible Preferred Stock nor the Common Stock issuable upon conversion thereof has been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration.

        (a) Restrictive Legends. Each share of Convertible
  Preferred Stock and certificate for Common Stock issued upon the conversion of any shares of Convertible
  Preferred Stock, and each preferred stock certificate issued upon the transfer of any such shares of Convertible Preferred Stock or Common Stock (except as otherwise permitted by this Section 11), shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said
  Act."

        (b) Notice of Proposed Transfer; Opinions of
  Counsel. Except as provided in paragraph (c) of this
  Section 11, prior to any transfer of any such shares of Convertible Preferred Stock, or Common Stock, the holder thereof will give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with this Section 11. Each such notice (A) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (B) shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Corporation will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

             (i) If in the opinion of each such counsel the proposed transfer of such shares of Convertible
         Preferred Stock or Common Stock may be effected without registration under the Act, the Corporation will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such shares of Convertible
         Preferred Stock or Common Stock in accordance with the terms of the notice delivered by such holder to the Corporation. Each share of Convertible
         Preferred Stock or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in paragraph (a) of this Section 11, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Act.
         If for any reason counsel for the Corporation
         (after having been furnished with the information required to be furnished by this paragraph (b)) shall fail to deliver an opinion of the Corporation, or the Corporation shall fail to notify such holder thereof as aforesaid, within 20 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Corporation), then for all purposes of these Articles of Designation the opinion of counsel for the Corporation shall be deemed to be the same as the opinion of counsel for such holder.

             (ii) If in the opinion of either or both of such counsel the proposed transfer of such shares of Convertible Preferred Stock or Common Stock may not be effected without registration under the Act, the Corporation will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such share of Convertible Preferred Stock or Common Stock until receipt of a further notice from the Corporation under subparagraph (i) above or, in the case of Common Stock, until registration of such Common stock under the Act has become effective.

  12. Preemptive Rights. The Convertible Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

  13. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

    IN WITNESS WHEREOF, Paramco Financial Group, Inc. has caused this certificate to be signed by its President, and its corporate seal to be hereunto affixed and attested by its Secretary, as of the 15th day of February, 2003.


                             PARAMCO FINANCIAL GROUP, INC.
                             By:  /s/ Douglas G. Gregg
                                 --------------------------
                             Douglas G. Gregg, President




                                        {Corporate Seal}

Attest:
By: /s/ Paul S. Sidey
   --------------------------
Paul S. Sidey, Secretary



ACKNOWLEDGMENT

State of Colorado )
                          ) ss.
County of Douglas )

This instrument was acknowledged before me on 15 Februray, 2003 by Douglas G. Gregg as President of Paramco Financial Group, Inc.

   /s/ James M. Weeks
----------------------------------------
Signature of notarial officer
Name:  James M. Weeks
     ---------------------------------

                                                             (Seal)
My commission expires:  September 23, 2006
                      ----------------------